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                                                                    EXHIBIT 99.5






The Board of Directors
Electronic Designs, Inc.
One Research Drive
Westborough, MA 01581

Members of the Board:

      We hereby consent to the inclusion of our opinion letter to the Board of Directors of Electronic Designs, Inc. ("EDI") as an Annex to the Joint Proxy Statement/Prospectus of EDI and Bowmar Instrument Corporation ("Bowmar"), which forms a part of the Registration Statement on Form S-4, relating to the proposed merger transaction involving EDI and Bowmar and references thereto in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                    ALLIANT PARTNERS



                                    By:  /s/ Norman T. Hall
                                       -----------------------
                                       Name:  Norman T. Hall
                                       Title: Managing Partner

June 9, 1998